UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 AMENDMENT NO.1

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 5, 2003

                              GILMAN + CIOCIA, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       000-22996                 11-2587324
(State or other jurisdiction      (Commission File No.)         (IRS Employer
   of incorporation)                                         Identification No.)

           11 Raymond Avenue                                        12603
           Poughkeepsie, NY
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (845) 486-0900

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Item 4. Changes in Registrant's Certifying Accountant

      On November 7, 2003, Gilman + Ciocia, Inc. (the "Company") engaged Radin Glass & Co., LLP ("Radin Glass") to serve as the Company's independent auditors for the year ending June 30, 2003 and for the year ending June 30, 2004. The Company's independent auditors were previously Grant Thornton, LLP ("Grant Thornton"). The Company dismissed Grant Thornton on November 5, 2003 at the recommendation of its Board of Directors. The ratification of the appointment of auditors for the year ending June 30, 2004 will be considered by the Company's stockholders at the next annual meeting anticipated to be held in March 2004.

      During the year ending June 30, 2003 and for the interim period through the date the relationship ended, there were no disagreements with Grant Thornton on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

      The audit reports of Grant Thornton on the Company's consolidated financial statements as of and for the fiscal year ending June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Grant Thornton's audit report included in the Company's Annual Report on 10-K for the fiscal year ended June 30, 2002 included an explanatory paragraph relating to substantial doubt as to the Company's ability to continue as a going concern due to recurring losses from operations and its breach of covenants in the Company's loan agreements.

      During the fiscal years ended June 30, 2003 and June 30, 2002 and for the interim period through the date the relationship ended, Grant Thornton did not advise the Company of any reportable events under Item 304(a)(1)(v) of Regulation S-K, except that:

      (i) On April 1, 2003, Grant Thornton sent the Company a letter stating that the Company's failure to inform Grant Thornton of the Company's failure to comply with certain covenants contained in its loan agreements and to disclose such noncompliance in the notes to its financial statements constituted a material weakness in its system of internal control . The Company subsequently disclosed such failure to comply in its Form 10-K/A filed on April 11, 2003.

      (ii) On September 29, 2003, in connection with the audit of the Company's wholly-owned subsidiary, Prime Capital Services, Inc. ("Prime"), Grant Thornton sent Prime a letter advising Prime that material inadequacies had been found in its internal controls, but that management had taken steps to address such material inadequacies through the hiring of additional personnel and the implementation of new supervisory procedures. A copy of such letter is attached as Exhibit 99.1.

      (iii) On November 10, 2003, Grant Thornton sent the Company a letter concluding that the Company had material weaknesses in its system of internal controls. In that letter, Grant Thornton stated that it had had to expand the scope of its audit procedures in several areas, that it had not completed its audit at the date of its termination, and that a more detailed letter would be forthcoming. A copy of such letter is attached as Exhibit 99.2. The Company intends, with Radin Glass, to address the issues raised by Grant Thornton in its letter.

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      (iv) On November 11, 2003, Grant Thornton sent the Company a letter stating that it believed there were material weaknesses in the Company's design and operation of internal control and recommending that the Company consider several measures to improve its internal controls, including, among other things, the hiring of an experienced Chief Financial Officer and additional experienced finance personnel and addressing various internal policies and procedures to ensure adequate branch office control and reporting, contract compliance and administration, supervision and timely and accurate financial and regulatory reporting. A copy of this letter is attached as Exhibit 99.3 hereto.

      The Company provided Grant Thornton with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Grant Thornton's letter, dated November 19, 2003, stating its agreement with such statements.

      During the year ending June 30, 2003 and through November 5, 2003, the Company did not consult Radin Glass regarding any matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 16.1 Letter from Grant Thornton, LLP to Gilman + Ciocia, Inc. dated November 19, 2003.

Exhibit 99.1 Letter from Grant Thornton, LLP to Prime Capital Services, Inc. dated September 29, 2003 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on November 12, 2003).

Exhibit 99.2 Letter from Grant Thornton, LLP to Gilman + Ciocia, Inc. dated November 10, 2003. (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed on November 12, 2003).

Exhibit 99.3 Letter from Grant Thornton, LLP to Gilman + Ciocia, Inc. dated November 10, 2003.

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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GILMAN + CIOCIA, INC.


                                                   By: /s/ Michael P. Ryan
                                                       -------------------------
                                                   Name:  Michael P. Ryan
                                                   Title: President

Date: November 19, 2003